Exhibit 10.14

LEASE AMENDMENT #2

The Parties:	Advanced Input Devices, Inc., hereafter called the LESSEE, and Glacier 600, LLC, hereafter called the LESSOR.

The Lease:	The lease dated 2/27/98, and Amendment #1 dated 11/2/98.

The Premises:	Approximately 13 acres of real property, including a building and improvements built by Lessor of approximately 85,000 square feet situated at W. 600 Wilbur Avenue, Coeur d’Alene, Idaho.

The Amendment:	This Amendment modifies Exhibit A (Legal Description) and Exhibit G (Cross Use Easement) and adds a Fire Protection/No-Build Easement.

The Changes:	1) The legal description in Exhibit A is replaced by the new one attached.

2) The cross use easement in Exhibit G is hereby extinguished and no longer exists.

3) An approximate 28 foot no-build easement is added on a portion of the east side of the property.

All other terms and conditions of the lease remain the same.

For the LESSEE		for the LESSOR:
Advanced Input Devices, Inc.		Glacier 600, LLC

/s/ JOHN LOWELL 7/2/02		/s/ STEPHEN F. MEYER 6/28/02
By:	John Lowell date	Stephen F. Meyer date
Its:	Vice President	Member
(or)

___________________________________
Charles R. Nipp date
Member

EXHIBIT A

modified 6/28/02

Lot 1, Block 1 of GLACIER WILBUR 400 ADDITION situated in Section 26, Township 51 North, Range 4 West, Boise Meridian, Kootenai County, Idaho.

TERMINATION OF CROSS USE EASEMENT AGREEMENT

The undersigned do hereby terminate and extinguish the CROSS USE EASEMENT AGREEMENT dated October 30, 1998, recorded November 2, 1998 as Instrument 1561672, records of Kootenai County, Idaho, including any and all easements and obligations created and resulting therefrom.

The real property is described in Schedule “I” and Schedule “II” attached hereto and incorporated herein.

DATED:	6/26/02

/s/ STEPHEN F. MEYER                 Member

GLACIER 400 WILBUR LLC,

An Idaho Limited Liability Company

/s/ STEPHEN F. MEYER                 Member

GLACIER 600 LLC

An Idaho Limited Liability Company

State of Idaho	)
) ss.
County of Kootenai	)

On this 26 day of June, 2002, before me, the undersigned, a notary public in and for said State, personally appeared Stephen F. Meyer known or identified to me to be a member or designated agent in the Glacier 400 Wilbur LLC, an Idaho Limited Liability Company that executed the instrument, or the person who executed the instrument on behalf of said Limited Liability Company and acknowledged to me that such Limited Liability Company executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ PEGGY LEONARD

Notary Public

Residing at Dalton Gardens

Commission Expires: 4/3/08

State of Idaho	)
) ss.
County of Kootenai	)

On this 26 day of June, 2002, before me, the undersigned, a notary public in and for said State, personally appeared Stephen F. Meyer known or identified to me to be a member or designated agent in the Glacier 600 LLC, an Idaho Limited Liability Company that executed the instrument, or the person who executed the instrument on behalf of said Limited Liability Company and acknowledged to me that such Limited Liability Company executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ PEGGY LEONARD

Notary Public

Residing at Dalton Gardens

Commission Expires: 4/3/08

1561672

Schedule I

Legal Description

(Grantor’s Property)

That portion of the Southeast  1/4 of Section 26, Township 51 North, Range 4 West, Boise Meridian, Kootenai County, Idaho described as follows:

Commencing at the Center  1/4 Corner of said Section 26 (from which the East  1/4 Corner bears South 88°49'45'' East 2658.41 feet); thence along the westerly line of the East  1/2 of the Southeast  1/4 of said Section 26 South 00°43'40'' West 30.00 feet to a point on the southerly line of Wilbur Avenue; thence leaving said westerly line along said southerly line South 88°49'45'' East 534.32 to a point, said point being the REAL POINT OF BEGINNING.

thence South 88°49'45'' East 527.72 feet to a point on the westerly line of U. S. Highway 95;

thence leaving said southerly line along said westerly line, southerly 907.82 feet along the arc of a non-tangent circular curve concave to the southeast, said curve having a radius of 28,757.90 feet, a central angle of 01°48'31'' and a long chord the bears South 00°45'51'' West 907.78 feet;

thence leaving said westerly line along the northerly line of SILVER PARK (Book G of Plats, Page 23, records of Kootenai County, Idaho) the following courses and distances:

North 88°52'35'' West 403.39 feet;

thence northerly 17.99 feet along the arc of a non-tangent circular curve concave to the northwest, said curve having a radius of 1530.00 feet, a central angle of 00°40'26'' and a long chord that bears North 00°37'17'' East 17.99 feet;

thence North 88°50'56'' West 30.00 feet;

thence leaving said northerly line North 00°16'02'' East 107.47 feet;

thence North 29°08'16'' East 317.58 feet;

thence North 34°26'27'' West 423.52 feet;

thence North 00°43'40'' East 157.81 feet to the REAL POINT OF BEGINNING.

1561672

Schedule II

Legal Description

(Grantee’s Property)

That portion of the Southeast Quarter of Section 26, Township 51 North, Range 4 West Boise Meridian, Kootenai County, Idaho.

COMMENCING at the Center Quarter corner of said Section 26 (from which the East Quarter corner bears South 88°49'45'' East 2,658.41 feet); thence along the Westerly line of the East half of the Southeast Quarter of said Section 26, South 00°43'40'' West 30.00 feet to a point on the Southerly line of Wilbur Avenue, said point being the REAL POINT OF BEGINNING; thence leaving said Westerly line along said Southerly line South 88°49'45'' East, 534.32 feet; thence leaving said Southerly line South 00°43'40'' West, 157.81 feet; thence

South 34°26'27'' East, 423.52 feet; thence

South 29°08'16'' West, 317.58 feet; thence

South 00°16'02'' West, 107.47 feet to a point on the Northerly line of the plat of Silver Park (a recorded subdivision on fiel in Book “G” of Plats at Page 23, records of Kootenai County, Idaho.); thence along said Northerly line North 88°50'56'' West, 628.03 feet to a point on the Westerly line of the East half of the Southeast Quarter of said Section 26; thence leaving said Northerly line along said Westerly line North 00°43'40'' East, 890.35 feet to the REAL POINT OF BEGINNING.

EXCEPTING THEREFROM that portion conveyed to The City of Coeur d’Alene, by Instrument recorded August 7, 1998, as Instrument No. 1549342, records of Kootenai County, Idaho.

ALSO EXCEPTING THEREFROM that portion conveyed to The City of Coeur d’Alene by Instrument recorded August 7, 1998, as Instrument No. 1549344, records of Kootenai County, Idaho.

RECORDING REQUESTED BY AND

WHEN RECORDED RETURN TO:

Parkwood Business Properties

700 Ironwood Drive, Suite 300

Coeur d’Alene, ID 83814

(Space Above for Recorder’s Use Only)

FIRE PROTECTION EASEMENT

This FIRE PROTECTION EASEMENT is made this 28th day of June, 2002, by and between GLACIER 600, L.L.C., an Idaho limited liability company (“Glacier 600”) and Glacier 400 Wilbur, L.L.C., an Idaho limited liability company (“Glacier 400”).

RECITALS

A. Glacier 600 is the owner of that certain parcel of real property described in Exhibit A attached hereto and incorporated herein by reference (hereinafter referred to as “Glacier 600’s Property”).

B. Glacier 400 is the owner of that certain parcel of real property described in Exhibit B attached hereto and incorporated herein by reference (hereinafter referred to as “Glacier 400’s Property”).

C. Glacier 400 desires to have and Glacier 600 desires to grant an easement for the benefit of Glacier 400’s Property in order to provide and preserve access to open space for fire protection purposes over and across portions of Glacier 600’s Property, which portion is described in Exhibit C attached hereto and incorporated herein by reference (hereinafter referred to as the “Easement Area”).

NOW; THEREFORE, in consideration of the foregoing and of the mutual agreement of the parties hereto to the terms and conditions hereinafter contained, the parties agree as follows:

1. For valuable consideration, receipt of which is hereby acknowledged, Glacier 600 grants to Glacier 400 an easement on, over, and across the Easement Area as hereinafter described.

2. The easement shall be a burden upon Glacier 600’s Property and shall be appurtenant to and for the benefit of Glacier 400’s Property and shall run with the land and shall insure to the benefit of and shall bind the successors, assigns, and transferees of the parties hereto as owners’ of Glacier 600’s Property or Glacier 400’s Property.

3. The easement granted herein is a right of use for open space and fire protection access, which, when combined with certain open space on Glacier 400’s Property, provides a public way or yard of not less than sixty (60) feet in width adjacent to the building on Glacier 400’s Property which is closest to the Easement Area. The parties intend that such elements will satisfy the requirements set forth in Section 505.2 of the Uniform Building Code, 1997 Edition

(Section 507.1 International Building Code, 2000 Edition) when the width of the Easement Area is added to certain open space located on Glacier 400’s Property. Glacier 600 agrees not to construct, or to permit the construction of, any structures on the Easement Area; provided, however, that the Easement Area may be improved with landscaping, parking, roadways, sidewalks, underground utilities, (including above ground auxiliary facilities like meters, valve handles, hydrants, and access boxes serving underground utilities) and any other improvement consistent with the purposes and requirements of Section 505.2 of the Uniform Building Code, 1997 Edition (Section 507.1 International Building Code, 2000 Edition).

4. The easement granted herein is not exclusive.

5. Nothing contained in this Fire Protection Easement shall be deemed to be a gift or dedication of any portion of the Easement Area to the general public or for the general public or for any public purpose whatsoever, and this Fire Protection Easement shall be strictly limited to and for the purposes expressed herein. No individual shall be deemed to have acquired a prescriptive easement as a result of the use of the Easement Area.

6. This document contains the entire agreement between the parties relating to the rights herein granted and the obligations herein assumed. Any oral representations or modifications concerning this document shall be of no force and effect.

7. The City of Coeur d’Alene, Idaho is intended to be a third party beneficiary of this document inasmuch as this document is being utilized to satisfy the requirements of Section 505.2 of the Uniform Building Code, 1997 Edition (Section 507.1 International Building Code, 2000 Edition). Any modification or termination of this Fire Protection Easement shall require the written approval of the City of Coeur d’Alene. All modifications shall be in writing, signed by the part to be charged and recorded in the Official Records of Kootenai County, Idaho.

8. In the event of any controversy, claim, or dispute relating to this Fire Protection Easement, or breach thereof, the prevailing party shall be entitled to recover from the other party reasonable attorney’s fees and costs incurred.

IN WITNESS WHEREOF, the parties hereto executed this Fire Protection Easement as of the day and year first above written.

“Glacier 600”

Glacier 600, L.L.C. an Idaho Limited Liability Company

By:	/s/ STEPHEN F. MEYER
Its:	Member

“Glacier 400”

Glacier 400 Wilbur, L.L.C. an Idaho Limited Liability Company

By:	/s/ STEPHEN F. MEYER
Its:	Member

ACKNOWLEDGMENT

State of Idaho	)
) ss.
County of Kootenai	)

On this 28 day of June, in the year 2002, before me, the undersigned, a Notary Public in and for said state, personally appeared Stephen F. Meyer known or identified to me to be the person whose name is subscribed to the within instrument on behalf of GLACIER 600, LLC, acknowledged to me that he executed the same.

In witness whereof, I have hereunto set my hand and seal the day and year in this certificate first above written.

/s/ PEGGY LEONARD
Notary Public for Idaho
Residing at Dalton Gardens
Commission Expires: 4/3/08

ACKNOWLEDGMENT

State of Idaho	)
) ss.
County of Kootenai	)

On this 28 day of June, in the year 2002, before me, the undersigned, a Notary Public in and for said state, personally appeared Stephen F. Meyer, known or identified to me to be the person whose name is subscribed to the within instrument on behalf of GLACIER 400 WILBUR, LLC, acknowledged to me that he executed the same.

In witness whereof, I have hereunto set my hand and seal the day and year in this certificate first above written.

/s/ PEGGY LEONARD
Notary Public for Idaho
Residing at Dalton Gardens
Commission Expires: 4/3/08

EXHIBIT A

Lot 1, Block 1 of GLACIER WILBUR 400 ADDITION situated in Section 26, Township 51 North, Range 4 West, Boise Meridian, Kootenai County, Idaho.

EXHIBIT B

Lot 2, Stock 1 of GLACIER WILBUR 400 ADDITION situated in Section 26, Township 51 North, Range 4 West, Boise Meridian, Kootenai County, Idaho.

EXHIBIT C

That portion of the Southeast Quarter of Section 26, Township 51 North, Range 4 West, Boise Meridian, Kootenai County, Idaho described as follows:

Commencing at the Center Quarter Corner of said Section 26 (from which the East Quarter Corner bears South 88°49'45'' East 2658.41 feet); thence along the westerly line of the Southeast Quarter of said Section 26 South 00°43'40'' West 37.00 feet to the southerly line of Wilbur Avenue; thence along said southerly line

South 88°49'45'' East 623.13 feet; thence leaving said southerly line South 00°43'35'' West 250.12 feet; thence South 34°26'47'' East 81.87 feet to the REAL POINT OF BEGINNING;

Thence continuing South 34°26'47'' East 55.76 feet;

Thence South 00°43'35'' West 98.27 feet;

Thence South 29°07'55'' West 12.61 feet;

Thence South 00°43'35'' West 131.55 feet;

Thence South 29°07'55'' West 54.89 feet;

Thence North 00°43'30'' East 334.78 feet to the REAL POINT OF BEGINNING.

Comprising 0.19 acres, more or less, being subject to all existing easement and rights-of-way of record or appearing on said parcel.

[Parcel Map Omitted]

LEASE AMENDMENT #3

The Parties:	Advanced Input Devices, Inc., hereafter called the LESSEE, and Glacier 600, LLC, hereafter called the LESSOR.

The Lease:	The lease dated 2/27/98, Amendment #1 dated 11/2/98 and amendment #2 dated 7/2/02.

The Premises:	Approximately 13 acres of real property, including a building and improvements built by Lessor of approximately 85,000 square feet situated at W. 600 Wilbur Avenue, Coeur d’Alene, Idaho.

The Amendment:	This Amendment provides for an expansion of the building of approx 54,000 sf by the lessor, extends the lease maturity, provides a new rent schedule and adds the corporate parent as a guarantor to the lease.

The Changes:	1) The leased premises are changed to 139,000 sf made up of approximately 85,000 sf of existing and approximately 54,000 sf of new space.

2) The lease maturity is changed to December 31, 2027 or 18 years after the space is accepted by AID.

3) The new rent schedule is shown in Appendix A, the overview spec in Appendix B and the DD drawings in Appendix C

4)     Esterline Technologies Corporation guarantees the full payment and performance of this lease through and including November 6, 2016. After such date, all obligations of Esterline Technologies Corporation under this guarantee will terminate.

All other terms and conditions of the lease remain the same.

for the LESSEE		for the LESSOR:
Advanced Input Devices, Inc.		Glacier 600, LLC

/s/ Albert S. Yost 8/27/09		/s/ Stephen F. Meyer 9-18-09
By:	Albert S. Yost date	Stephen F. Meyer date
Its:	President	Member
(or)
Esterline Technologies Corporation
Guarantor

/s/ Robert D. George 9/16/09		/s/ Charles R. Nipp 9-18-09
Robert D. George date		Charles R. Nipp date
Its:	Chief Financial Officer	Member

Exhibit A

Rev 8-31-2009

Monthly Rent

	beginning date	Existing	New	Total
1	3/1/2010	62,285	41,667	103,952
2	3/1/2011	63,126	41,667	104,793
3	3/1/2012	63,978	41,667	105,645
4	3/1/2013	64,842	42,229	107,071
5	3/1/2014	65,717	42,799	108,516
6	3/1/2015	66,604	43,377	109,981
7	3/1/2016	67,503	43,963	111,466
8	3/1/2017	68,415	44,556	112,971
9	3/1/2018	69,338	45,158	114,496
10	3/1/2019	70,274	45,767	116,042
11	3/1/2020	71,223	46,385	117,608
12	3/1/2021	72,185	47,011	119,196
13	3/1/2022	73,159	47,646	120,805
14	3/1/2023	74,147	48,289	122,436
15	3/1/2024	75,148	48,941	124,089
16	3/1/2025	76,162	49,602	125,764
17	3/1/2026	77,190	50,271	127,462
18	3/1/2027	78,233	50,950	129,183
	2/28/2028	Lease ends

If the occupancy date differs by more than a week from 3/1/2010, the new rent will be adjusted to reflect the actual occupancy time.

Exhibit B

Building Standards and Specifications

This document describes the basic parameters of a 54,000 sf addition to the existing building at 600 W Wilbur Ave., Coeur d’Alene, Idaho

Scope of Work

In general, Owner will provide a complete usable, code-approved, mutually acceptable facility, ready for Lessee’s business use.

Earthwork

Excavate and grade for the building, walks and landscaping to achieve the results shown on the Site Plan. All structural fill compaction shall be tested by a geotech engineering consultant to assure compaction to the design requirements. Positive drainage shall be maintained for the entire lot area.

Foundation Work

All footing and foundation work shall consist of poured-in-place reinforced concrete with a minimum 28-day strength of 3,000 psi and poured with a maximum slump of 4''. All footings must rest on undisturbed virgin soil or on engineered structural fill, and be a minimum of 2'-6'' below finished grades.

Structural System

The building structural system shall be 7-1/4'' concrete tilt-up walls, 23' maximum height from finished floor with steel columns and bar joists.

Floor Construction

All floors that are slab on grade shall be 4'' poured-in-place concrete placed over a well-compacted and properly drained base as recommended by the geotech engineer. Control joints shall be placed as required.

Roof Construction

The roof will be steel bar joists and joist girders designed for a deflection of L/360. Steel deck shall be designed for a 40 psf live load.

Roofing

The roofing shall be a white single ply membrane, PVC or similar. Ladder access from below to roof shall be provided. Provide walkway surface around roof-top equipment.

Exterior Walls

All exterior wall surfaces will be painted concrete.

Windows and Storefronts

Commercial windows equal to N.W.A. 1500 Series with thermal break with 1'' insulated glass, match existing. Interior window opening will be wrapped in sheetrock on three sides with a plastic laminate sill. No operable windows. Glass shall have a tint to match existing.

Doors

Standard interior doors shall be 1 3/4'' x 3' x 7' flush, solid-core with a stain and lacquer finish in the office area and same size painted hollow metal in the lab/manufacturing areas. Doors will be hung in hollow-metal steel frames.

Hardware shall be “Arrow” to match the existing, commercial grade with a brushed stainless steel finish #626, or equal. Closures, “Norton 1603”, or equal, shall be installed where required by building regulations or use requirements.

Walls

Standard interior walls constructed of steel studs @16'' o.c. and 5/8'' taped, light-textured, and painted gypsum board. The bottom 4' of manufacturing wall shall be 11/16 OSB textured and painted the same as the gypbd above.

Sound attenuation batts in all office interior walls and ceiling.

Allowances – interior

The quoted total cost of remodeling the N end of the existing stockroom as shown in the construction drawings is $72,688. The Owner will provide an allowance of $36,344 to be applied toward the cost. This allowance will be paid when the work is performed and AID shall pay its share and any excess on a monthly progress basis.

There are a conference room and two offices added to the office area in the northeast corner of the addition. The Owner will absorb the cost of these.

Insulation

Fiberglass insulation shall be installed to form a complete thermal envelope around all conditioned space. Thermal characteristics shall meet code and at a minimum equal the following:

Roof Areas	R-25
Exterior Walls	R-11
Acoustical @ Walls	3''

Restrooms

Restrooms in the office and lab/manufacturing area shall have ceramic tile on the floors and four feet high on all exposed walls. Toilet room partitions shall be plastic laminate “Advantage”

or equal. Each restroom shall have a floor drain.

Floor Coverings

Office: Match Shaw Contract style PARALLEL II (59235) 18'' squares, color COMPATIBLE (66433) if possible. The Owner will cover the cost of specified carpet including install and trim. If ESD treated carpet is desired in some areas, AID will pay for the upgrade.

Mfg areas: Concrete floor finish selection and appropriate floor prep is to be determined jointly by the Tenant and the Owner. Owner will provide a $68,000 allowance for floor coatings. Any cost over the allowance will be paid by AID on a monthly progress basis.

Ceilings

Acoustical 2 x 4 in a t-bar grid with flat Armstrong “Cortega” tile.

Painting

Painting materials shall be equal to “Pratt & Lambert”, “Benjamin Moore”, “Columbia”, Sherwin Williams” or “Olympic” in colors/finish to match existing. All interior gypsum board shall be given two (2) coats; a primer and a finish coat of latex semi-gloss finish. Final coat shall “cover” completely. Enamel paint on hollow metal doors and frames.

Electrical

All electrical work shall be designed and built in accordance with the latest revisions of the National Electrical Code using materials approved by the National Board of Fire Underwriters.

120/208 and 277/480 three phase power will be supplied as required. Standard is three outlets per room for offices and conference rooms. Any special outlets for the offices and conference rooms must be identified during the interior design phase; there will be no additional cost for special outlets identified during the design phase. The main service entrance panel shall be modified to add (1) 1000 Amp and (1) 1200 Amp switches to serve new panels in the addition.

Lighting

2 x 4 recessed fixtures in the ceiling grid. Standard will be 3 tube flat lens fixtures (Columbia 2J340-8 EXA-120W EQ4) assembly or equivalent. Lamps to be GE 4' T8 SP35 ECO or equivalent. If the 3500 degree K lamps cost more than standard lamps, AID shall pay for the extra cost.

Plumbing Work

All plumbing work shall be installed in compliance with the applicable ordinances of the State of Idaho. The water and sewer services shall be connected to the existing service to the municipal mains. Waste and vent lines shall be PVC or ABS.

Provide process waste water drain system as specified.

Interior water piping shall be copper and shall be sized to provide adequate pressure at all points.

Plumbing fixtures shall be equal to the following:

Water closets: Eljer 111-2105 elongated-rim, siphon jet, wall-hung, Zurn 6000 flush valve.

Lavatory: China, oval, Murray 051-0124 or equal w/Delta 511 WF HDF faucets.

Urinal: Eljer 161-1090, siphon jet, Zurn 6000 flush valve

Breakroom Sink: Stainless steel, Moen or Polar, size per plans

Drinking Fountain: Refrigerated wall mount Elkay

Exterior hose bibs, key type, frost free

Floor drains with trap primers in the restrooms

Compressed Air distribution Provide copper piping for compressed air distribution from new compressor (by AID) to ceiling of manufacturing area. Ceiling utility panels for air, power, data, to be built & installed by AID.

Heating & Air Conditioning

All building areas shall be heated and air conditioned with roof-top equipment. These systems shall meet, or exceed, the following criteria:

a.	General

1.	Maintain uniform indoor temperature of 72 degrees, plus or minus 1-1/2 degrees in the conference rooms and plus or minus 2 degrees in the rest of the building.

2.	Provide economizers for outside fresh air mix.

3.	Provide digital control system. Provide continuous air circulation during business hours and night setbacks as required. Provide digital interface as approved by AID.

4.	Equipment shall be “Carrier” or equal. The systems shall be properly engineered and installed to meet all ASHRAE standards and the UBC.

5.	Fire extinguishers, of number and size as required, shall be mounted where directed by local Fire Department officials.

b.	Thermal Zoning

All occupied spaces shall be provided with enough control zones to assure uniform space temperature and occupant comfort. Perimeter zones at the exterior walls of the building shall be separated according to their respective exposure. Perimeter spaces shall not be combined with interior spaces into the same control zone.

c.	HVAC Acoustical Design Guidelines

HVAC equipment shall be located next to columns of structural steel system to minimize vibration on occupied floors. Equipment vibration, as measured at bearing locations, shall not exceed manufacturer’s recommendations or limits.

d.	Filtration

All HVAC systems shall be filtered using a filter efficiency of not less than 30%, based upon ASHRAE Standard 52-76.

e.	Ductboard and Duct Liner

Ductboard and Duct Liner will be utilized for about 10’ on both the supply and returns for noise reduction in non-critical areas.

f.	Maintenance

All mechanical systems shall be readily accessible and designed for ease of maintenance.

Record Documents

At the end of Project, provide two sets of “as-built” prints, one set of reproducible “as-built” drawings and a full set on AutoCAD.DWG files on electronic media. Also provide three complete sets of operating and maintenance, and parts lists for all equipment, bound in three-ring binders. Also provide a “Valve Tag List” indicating all shutoff valves; provide brass or plastic valve tags at all shut-off valves on the “Valve Tag List”.

Operating sequences for all systems are required to be provided in written form as a part of the operating instructions for the Project.

Landscaping

All areas of the property shall be attractively landscaped - either natural or created. Certain spaces, including all areas immediately surrounding the building, shall be provided with irrigation, grass and shrubbery. Other areas, including those containing existing trees and rock formations, shall remain in the natural state with the trees trimmed and fallen branches removed. Care shall be taken to retain existing trees where possible.

Some small areas shall be designed for flower beds for seasonal planting.

Irrigation

The existing underground sprinkler system shall be modified to adequately irrigate all new lawn areas around building addition.

Signing

There is no provision for additional exterior signing.

Fire Sprinkler System

The entire building shall be fire sprinklered at ordinary hazard densities. There is no provision for high pile storage fire sprinklers.

Fire Alarm System

The existing fire alarm system will be modified as necessary for the new addition.

Security Systems

The existing access control system will be expanded by AID. Electric strikes in the doors are included in the project budget but any necessary expansion of the central security system controller is not. There is no provision for expansion of the video monitoring system.

Exhibit C

[Drawing Omitted]